EXHIBIT NUMBER 2.5

                                    BY-LAWS
                                       OF
                     INTERNATIONAL FREIGHT LOGISTICS, LTD.

Stockholders
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Section 1. Time and Place of Meetings of Stockholders. Unless the time and place of the annual meeting of stockholders for the purpose of electing directors and transacting such other business as may be brought before the meeting are changed by the board of directors, as may be done from time to time, provided that all legal requirements for such change and notice to shareholders are observed, such annual meeting of stockholders of the corporation shall be held at such place as the board of directors may designate, on the last Monday in November in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Monday which is not a legal holiday, or such later time as may be designated by the Board of Directors.

Special meetings of the stockholders may be called by the board of directors to be held at such time and place and for such purpose or purposes as are specified in such call or by the holders of not less than one-third of all of the outstanding shares of the capital stock of the corporation upon the filing with the secretary by such stockholders of a written application for such meeting stating the time and purpose of such. The board of directors shall designate the place at which special meetings of stockholders called by the stockholders shall be held.

Section 2. Notice of Meetings of Stockholders. It shall be the duty of the secretary to cause notice of each annual or special meeting to be mailed to all stockholders of record as of the record date as fixed by the board of directors for the determination of stockholders entitled to vote at such meeting. Such notice shall indicate briefly the action to be taken at such meeting and shall be mailed to the stockholders at the addresses of such stockholders as shown on the books of the corporation at least 20 days preceding the meeting.

Section 3. Quorum. At any meeting of the stockholders the holders of one-half of all of the outstanding shares of the stock of the corporation, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these bylaws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

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Section 4. Organization. The chair of the board, or in his absence the vice-
chair of the board, or the president, in the order named, shall call meetings of the stockholders to order, and shall act as chair of such meeting; provided, however, that the board of directors or executive committee may appoint any stockholder to act as chair of any meeting in the absence of the chairman of the board.

The secretary of the corporation shall act as secretary at all meetings of the stockholders; but in the absence of the secretary at any meeting of the stockholders the presiding officer may appoint any person to act as secretary of the meeting.

Section 5. Voting. At each meeting of the stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing, subscribed by such stockholder or by his duly authorized attorney, and delivered to the inspectors at the meeting; and he shall have one vote for each share of stock standing registered in his name at the date fixed by the board of directors pursuant to section 4 of Article V of these bylaws. The votes for directors, and, upon demand of any stockholder, or where required by law, the votes upon any question before the meeting, shall be by ballot.

At least 20 days before each meeting of the stockholders for electing directors, a full, true and complete list, in alphabetical order, of all of the stockholders entitled to vote at such election, showing the address of each stockholder, and indicating the number of shares held by each, shall be furnished and held open for inspection in such manner, as is required by law. Only the persons in whose names shares of stock stand on the books of the corporation at the date fixed by the board of directors pursuant to section 4 of
Article V of these bylaws, as evidenced in the manner provided by law, shall be entitled to vote in person or by proxy on the shares so standing in their names.

Prior to any meeting, but subsequent to the date fixed by the board of directors pursuant to section 4 of Article V of these bylaws, any proxy may submit his powers of attorney to the secretary, or to the treasurer, for examination. The certificate of the secretary, or of the treasurer, as to the regularity of such powers of attorney, and as to the number of shares held by the persons who severally and respectively executed such powers of attorney, shall be received as prima facie evidence of quorum at such meeting and of organizing the same, and for all other purposes.

Section 6. Consent in Lieu of Meetings: Unless otherwise prohibited by applicable law, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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Board of Directors
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Section 1. Number and Term of Office. The business and the property of the corporation shall be managed and controlled by the board of directors. The directors of the corporation shall be elected annually by the stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The number of directors shall be fixed at three (3). In case of any increase of the number of directors, the additional director or directors shall be elected by the board of directors or by the stockholders at an annual or special meeting. Each such additional director shall serve for the term for which he shall have been elected, and until his successor shall have been duly chosen.

Section 2. Vacancies. In case of any vacancy in the board of directors through death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the board of directors then in office, though less than a quorum, or by the stockholders at an annual or special meeting.

Section 3. Place of Meetings, etc. The board of directors may hold its meetings, and may have an office and keep the books of the corporation (except as otherwise may be provided for by law) in such place or places in the state of New York or outside of the state of New York, as the board from time to time may determine.

Section 4. Regular Meetings. Regular meetings of the board of directors shall be held on the day of the annual meeting of stockholders after the adjournment of such meeting. No notice shall be required for any such regular meeting of the board.

Section 5. Special Meetings. Special meetings of the board of directors shall be held whenever called by direction of the chair or vice-chair of the board, or the president, or one-third of the directors then in office. The secretary shall give notice of each special meeting by mailing the same at least two days before the meeting, or by telegraphing the same at least one day before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 6. Quorum. Only the total number of directors shall constitute a quorum for the transaction of business; but if at any meeting of the board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The affirmative vote of at least one-half of all the directors then in office shall be necessary for the passage of any resolution.

Section 7. Consent in Lieu of Meeting. Unless otherwise prohibited by applicable law, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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Section 8. Conference Telephone.  One or more directors may participate in a meeting of the board, or a committee of the board or of the stockholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 9. Order of Business. At meetings of the board of directors business shall be transacted in such order as, from time to time, the board may determine by resolution. At all meetings of the board of directors, the chair of the board, or in his absence the vice-chair of the board, or the president, in the order named, shall preside.

Section 10. Compensation of Directors. Each director of the corporation who is not a salaried officer or employee of the corporation, or of a parent, subsidiary or affiliate of the corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the board of directors or the executive committee or any other committee appointed by the board as the board may from time to time determine.

Section 11. Election of Officers. At the first regular meeting of the board of directors in each year (at which a quorum shall be present) held next after the annual meeting, the board of directors shall proceed to the election of the principal officers of the corporation.


Officers
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Section 1. Officers. The principal officers of the corporation shall be chosen by the directors and shall be a President, Secretary, and a Treasurer. The board of directors or any committee or officer designated by it may appoint such other officers as it or he shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be assigned to them by or with the authority of the board of directors. One person may hold two or more offices, except that the offices of president and secretary may not be held by the same person. In its discretion, the board of directors may leave unfilled any office except those of president, treasurer and secretary.

All officers, agents and employees shall be subject to removal at any time by the board of directors. All officers, agents and employees, other than officers elected by the board of directors, shall hold office at the discretion of the committee or of the officer appointing them.

Each of the salaried officers of the corporation shall devote his entire time, skill and energy to the business of the corporation, unless the contrary is expressly consented to by the board of directors or the executive committee.

Section 2. Powers and Duties of the President. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have general and active management of the business of the corporation. The president shall keep the board of directors and the executive committee fully informed and shall freely consult them concerning the business of the corporation in his charge. The president may sign and execute all authorized bonds, contracts, checks or other obligations in the name of the corporation, and with the treasurer or an assistant treasurer may sign all certificates of the shares in the capital stock of the corporation. The president shall do and perform such other duties as from time to time may be assigned to him by the chairman of the board of directors, the board itself or the executive committee.

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Section 3. Powers and Duties of Treasurer. Subject to the officer designated by the board of directors, the treasurer shall have custody of all the funds and securities of the corporation which may have come into his hands; when necessary or proper he shall endorse, or cause to be endorsed, on behalf of the corporation, for collection, checks, notes and other obligations, and shall cause the deposit of same to the credit of the corporation in such bank or banks or depositary as the board of directors may designate or as the board of directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the corporation; provided, however, that the board of directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositaries shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign; unless otherwise provided by resolution of the board of directors, he shall sign with an officer-director all bills of exchange and promissory notes of the corporation; he may sign with the president or a vice-president all certificates of shares in the capital stock; whenever required by the board of directors, he shall render a statement of his cash account; he shall enter regularly, in books of the corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the corporation; he shall, at all reasonable times, exhibit his books and accounts to any director of the corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. The treasurer need not give any bond for the faithful discharge of his duties unless so directed by the board of directors.

Section 4. Powers and Duties of Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also (unless otherwise directed by the board of directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; he may sign with an officer-director or any other duly authorized person, in the name of the corporation, all contracts authorized by the board of directors or by the executive committee, and, when so ordered by the board of directors or the executive committee, he shall affix the seal of the corporation to such; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of secretary, subject to the control of the chairman of the board of directors, the board itself and the executive committee.

Section 5. Voting upon Stocks. Unless otherwise ordered by the board of directors or by the executive committee, any officer-director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner, the corporation might have possessed and exercised if present. The board of directors or the executive committee, by resolution, from time to time, may confer like powers upon any other person or persons.

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Stock Certificates-Dividends-Etc.
---------------------------------

Section 1. Certificates of Shares. The certificates for shares of the stock of the corporation shall be in such form, not inconsistent with the certificate of incorporation, as shall be prepared or be approved by the board of directors. No certificate shall be valid unless it is signed by the president or a vice-president, and either the treasurer or an assistant treasurer, or the secretary or an assistant secretary, but where such certificate is signed by a registrar other than the corporation or its employee the signatures of any such president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary and, where authorized by resolution of the board of directors, any transfer agent may be facsimiles. In case any such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such certificate shall cease to be such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation before such certificate shall have been issued, such certificate may be issued by the corporation with the same effect as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been placed thereupon, were such president, vice-president, treasurer, assistant treasurer, secretary, assistant secretary or transfer agent of the corporation at the date of issue.

All certificates shall be consecutively numbered. The name of the person owning the share represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books.

All certificates surrendered to the corporation shall be canceled, and no new certificate shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled, except in accordance with procedures established by the board of directors or where required by law.

Section 2. Transfer of Shares. Shares in the stock of the corporation shall be transferred only on the books of the corporation by the holder in person, or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

Section 3. Regulations. The board of directors, and the executive committee also, shall have power and authority to make all such rules and regulations as respectively they may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation.

The board of directors or the executive committee may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors or the executive committee may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

Section 4. Fixing Record Date for Determination of Stockholders' Rights. The board of directors is authorized from time to time to fix in advance a date, not exceeding 20 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as stated.

Section 5. Dividends. Upon their unanimous vote, the board of directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law.

Section 6. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of this corporation may be used whenever and as authorized by the board of directors or the executive committee.

Section 7. Corporate Seal. The board of directors shall provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the secretary. If and when so directed by the board of directors or by the executive committee, duplicates of the seal may be kept and be used by the treasurer or by any assistant secretary or assistant treasurer.


Miscellaneous Provisions
------------------------

Section 1. Fiscal Year. The fiscal year shall begin on the first day of January of each year.

Section 2. Waiver of Notice. Whenever any written notice is required by statute, or by the certificate or bylaws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of the stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3. Amendments. The board of directors shall have power to adopt, amend and repeal the bylaws at any regular or special meeting of the board, provided that notice of intention to adopt, amend or repeal the bylaws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.

Section 4. Vacancies. Any vacancies occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

Section 5. Resignations. Any director of other officer may resign at anytime, such resignation to be I writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.

Section 6. Corporate Records. Any stockholder of record, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholder, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

Section 7. Annual Statement. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

Liability of Officers and Directors
-----------------------------------

No officer or director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as an officer or director, except (i) for breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the officer or director derived an improper personal benefit. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any officer or director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Company shall indemnify its officers and directors against any liability in their capacity as such to the full extent provided by the Laws of the State of Delaware.